Exhibit 99.3

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: John Roselli 610-893-9559 Office john.roselli@tycoelectronics.com Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS RECOMMENDS QUARTERLY DIVIDENDS OF $0.16

FOR FIRST AND SECOND QUARTERS OF FISCAL 2010

SCHAFFHAUSEN, Switzerland — July 29, 2009 — Tyco Electronics Ltd. (NYSE: TEL) today announced that the company’s Board of Directors will recommend to shareholders a dividend of $0.16 per share in the form of a capital reduction for the first and second quarters of fiscal 2010.

“Our strong cash flow and solid balance sheet enable us to continue our quarterly dividend of $0.16 per share,” said Tyco Electronics Chief Executive Officer Tom Lynch.  “This is consistent with our key priorities: investing for organic growth, maintaining our investment grade credit ratings, pursuing acquisitions that leverage our business platform, and returning excess capital to shareholders through a combination of dividends and share repurchases.”

Shareholders will be asked to vote in favor of the capital reduction proposal at a special general meeting of shareholders scheduled to be held on October 8, 2009 in Zurich, Switzerland.  The company has set August 24, 2009 as the record date for the meeting.  However, each shareholder of record who becomes such on or before September 21, 2009 and has not sold those shares prior to September 21, 2009 may also attend and vote those shares at the meeting.  The deadline for the submission of shareholder proposals for the special general meeting is discussed in a Form 8-K filed by the company today with the U.S. Securities and Exchange Commission (SEC).  Full details of the capital reduction proposal will be provided in the company’s proxy statement for the meeting, which is expected to be filed with the SEC as soon as practicable.  Shareholders are urged to read the proxy statement when it becomes available because it will contain important information.  The proxy statement will be, and other documents filed or to be filed by the company with the SEC are, or will be, available free of charge at the SEC’s website (www.sec.gov) and at the company’s website (www.tycoelectronics.com).

The company also announced that the $0.16 per share quarterly dividend for the fourth fiscal quarter of 2009, approved by shareholders in the form of a capital reduction at the company’s Special General Meeting of shareholders held on June 22, 2009, will be payable on September 21, 2009 to shareholders of record at the close of business on September 11, 2009, subject to a required filing with the Swiss Commercial Register.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, specialty products and undersea telecommunication systems, with fiscal 2008 sales of $14.4 billion to customers in more than 150 countries.  We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting.  With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage.  More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing the approval by Tyco Electronics’ shareholders of two future quarterly dividends in the form of a capital reduction. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries outside the U.S.; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K/A for the fiscal year ended September 26, 2008 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 26, 2008 and March 27, 2009, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission.

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